UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	January 6, 2022

1ST CONSTITUTION BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	000-32891	22-3665653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2650 Route 130	P.O. Box 634	Cranbury	New Jersey	08512
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s telephone number, including area code	(609)	655-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	FCCY	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On January 6, 2022 (the “Closing Date”), 1st Constitution Bancorp, a New Jersey corporation (“1st Constitution”), completed its previously announced merger (the “Merger”) with and into Lakeland Bancorp, Inc., a New Jersey corporation (“Lakeland”), with Lakeland being the surviving corporation of the Merger, pursuant to the Agreement and Plan of Merger, dated as of July 11, 2021 (the “Merger Agreement”), by and between Lakeland and 1st Constitution. Under the terms of the Merger Agreement, immediately following the Merger, 1st Constitution Bank, a New Jersey-chartered commercial bank and a wholly owned subsidiary of 1st Constitution, merged with and into Lakeland Bank, a New Jersey-chartered commercial bank and a wholly owned subsidiary of Lakeland, with Lakeland Bank being the surviving bank.

Under the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), holders of common stock, no par value per share, of 1st Constitution (“1st Constitution common stock”) (other than shares of 1st Constitution common stock (i) held by 1st Constitution as treasury stock, or (ii) owned directly or indirectly by Lakeland or 1st Constitution or any of their respective subsidiaries (other than, in the case of clause (ii), shares in trust accounts, managed accounts and the like for the benefit of customers or shares held in satisfaction of a debt previously contracted) (“Excluded Shares”)) became entitled to receive, for each share of 1st Constitution common stock issued and outstanding immediately prior to the Effective Time, 1.3577 shares of Lakeland common stock, no par value per share (“Lakeland common stock”), with cash to be paid in lieu of any fractional shares of Lakeland common stock (“Merger Consideration”).

At the Effective Time, each option to purchase 1st Constitution common stock (a “1st Constitution stock option”) that was outstanding and unexercised was, subject to the execution and delivery by the holder thereof of an option cancellation agreement, cancelled and converted into the right to receive an amount of cash equal to the product of (i) the excess of (A) the product of (x) the 1.3577 exchange ratio and (y) $25.55 (which represents the volume-weighted average trading price of a share of Lakeland common stock for the five consecutive trading days ending on the fifth trading day preceding the Closing Date), over (B) the exercise price of such 1st Constitution stock option, and (ii) the number of shares of 1st Constitution common stock subject to said 1st Constitution stock option.

Each award in respect of a share of 1st Constitution common stock subject to vesting, repurchase or other lapse restriction granted under an equity plan of 1st Constitution (a “1st Constitution restricted stock award”) that was outstanding immediately prior to the Effective Time (other than performance-based awards), became fully vested and was cancelled and converted automatically into the right to receive 1.3577 shares of Lakeland common stock for each share of 1st Constitution common stock subject to such 1st Constitution restricted stock award, with cash to be paid in lieu of any fractional shares of Lakeland common stock.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “report”) and is incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

On the Closing Date, in connection with the consummation of the Merger, 1st Constitution, Lakeland and Wilmington Trust Company, as trustee (the “Trustee”), entered into a First Supplemental Indenture (the “First Supplemental Indenture”) pursuant to which, among other things, Lakeland assumed 1st Constitution’s obligations under that certain Indenture, dated as of June 15, 2006, between 1st Constitution and the Trustee, which established and provided for the issuance by 1st Constitution of its Floating Rate Junior Subordinated Deferrable Interest Debentures due 2036.

The foregoing description of the First Supplemental Indenture is qualified in its entirety by reference to the full text of the First Supplemental Indenture, which is filed as Exhibit 4.1 to this report and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under the heading “Introductory Note” in this report is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, 1st Constitution no longer fulfills the listing requirements of the Nasdaq Global Market (“Nasdaq”). In connection with the closing of the Merger, 1st Constitution notified Nasdaq on the Closing Date that the certificate of merger providing for the Merger had been filed with the Department of Treasury of the State of New Jersey and that, at the Effective Time, each outstanding share of 1st Constitution common stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) was converted into the right to receive Merger Consideration. In addition, 1st Constitution requested that Nasdaq (i) suspend trading of 1st Constitution common stock on Nasdaq, (ii) withdraw 1st Constitution common stock from listing on Nasdaq at the close of trading on January 6, 2022, and (iii) file with the SEC a notification of removal from listing and registration on Form 25 to delist 1st Constitution common stock from Nasdaq and deregister 1st Constitution common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, 1st Constitution common stock will no longer be listed on Nasdaq.

1st Constitution intends to file a Form 15 with the SEC requesting the termination of registration of 1st Constitution common stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

At the Effective Time, holders of 1st Constitution common stock immediately prior to the completion of the Merger ceased to have any rights as shareholders of 1st Constitution other than the right to receive Merger Consideration in accordance with the Merger Agreement.

The information set forth under the heading “Introductory Note” and in Item 3.01 of this report is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

At the Effective Time, 1st Constitution was merged with and into Lakeland pursuant to the Merger Agreement, with Lakeland as the surviving entity.

The information set forth under the heading “Introductory Note” in this report is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, the directors and executive officers of 1st Constitution ceased serving in such capacities.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of July 11, 2021, by and between Lakeland Bancorp, Inc. and 1st Constitution Bancorp (incorporated by reference to Exhibit 2.1 of 1st Constitution Bancorp’s Form 8-K (SEC File No. 000-32891) filed with the SEC on July 12, 2021).*

Exhibit 4.1	First Supplemental Indenture, dated as of January 6, 2022, by and among Wilmington Trust Company, Lakeland Bancorp, Inc. and 1st Constitution Bancorp.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The schedules to Exhibit 2.1 have been omitted pursuant to Item 601(b)(2) of Regulation S-K. 1st Constitution Bancorp will furnish any schedules to the Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND BANCORP, INC. (as successor by merger to 1st Constitution Bancorp)

Date: January 6, 2022	By:	/s/ Timothy J. Matteson
Name: Timothy J. Matteson
Title: Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary